                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

1. Heritage Operating L.P., a Delaware limited partnership, which does business under the following names:

          o    Adams LP Gas of Lake City
          o    Archibald Propane
          o    Balgas
          o    Big Sky Petroleum
          o    Blue Flame Gas
          o    Blue Flame Gas of Charleston
          o    Blue Flame Gas of Mt. Pleasant
          o    Blue Flame Gas of Richmond
          o    C & D Propane
          o    Carolane Propane Gas
          o    Clarendon Gas Co.
          o    Covington Propane
          o    Cumberland LP Gas
          o    Duncan Propane
          o    Eaves Propane & Oil
          o    Efird Gas Company
          o    Fallsburg Gas Service
          o    Foster's Gas
          o    Foster's Propane
          o    Foust Fuels
          o    Franconia Gas
          o    Gas Service Co.
          o    Gas to Go
          o    Gibson Homegas
          o    Gibson Propane
          o    Greer Gas Co.
          o    Grenier Gas Company
          o    Harris Propane Gas
          o    Heritage Propane
          o    Holton's L.P. Gas
          o    Horizon Gas
          o    Horizon Gas of Palm Bay
          o    Houston County Propane
          o    Hydratane of Athens
          o    Ikard & Newsom
          o    J & J Propane Gas
          o    Jerry's Propane Service
          o    John E. Foster & Son

          o    Johnson Gas
          o    Kingston Propane
          o    Kirby's Propane Gas
          o    Lake County Gas
          o    Lewis Gas Co.
          o    Liberty Propane
          o    Love Propane
          o    Lyons Gas
          o    Modern Propane Gas
          o    Moore LP Gas
          o    Mountain Gas
          o    Mt. Pleasant Propane
          o    Myers Propane Service
          o    New Mexico Propane
          o    Northern Energy
          o    Northwestern Propane
          o    Paradee Gas Company
          o    Pioneer LPG
          o    Pioneer Propane
          o    ProFlame
          o    Propane Gas Inc.
          o    Quality Gas
          o    Rural Gas and Appliance
          o    San Juan Propane
          o    Sandwich Gas Service
          o    Sawyer Gas
          o    ServiGas
          o    ServiGas/Ikard & Newsom
          o    Spring Lake Super Flame
          o    TriGas Propane Company
          o    Tri-Gas of Benzie
          o    Truett's Propane Service
          o    V-1 Propane
          o    Wakulla L.P.G.
          o    Waynesville Gas Service
          o    Wurtsboro Propane Gas
          o    Young's Propane

2. Heritage-Bi State, L.L.C., a Delaware limited liability company, holding a partnership interest in the following:

          o Bi-State Propane (Bi-State Propane also transacts business under the name Turner Propane)

3. Heritage Service Corp., a Delaware corporation, holding a direct or indirect interest in the following:

          o Heritage Energy Resources, L.L.C., an Oklahoma limited liability company

          o M-P Oils Ltd., an Alberta, Canada corporation, holding a partnership interest in the following:

               o    M-P Energy Partnership

          o EarthAmerica, L.L.C., a Delaware limited liability company, holding a direct or indirect interest in the following:

               o    EarthAmerica of Texas, L.P., a Texas limited partnership

4. EarthAmerica GP, L.L.C., a Delaware limited liability company, holding a direct or indirect interest in the following:

          o    EarthAmerica of Texas, L.P., a Texas limited partnership